                                                                       EXHIBIT 4
                               AMENDMENT AGREEMENT

      This Amendment Agreement (the "AMENDMENT AGREEMENT") is entered into as of
August 19, 2005 by and between ACT Teleconferencing, Inc, a Colorado corporation
(the  "COMPANY"),  and Dolphin Direct Equity  Partners,  LP, a Delaware  limited partnership ("DOLPHIN"). All capitalized terms used and not defined herein shall have the meanings ascribed to them in the SPA (as defined below).

      WHEREAS,  the  Company,  Dolphin  and the Other  Buyers  entered  into the
Securities  Purchase  Agreement  (the  "SPA")  dated as of June 30, 2005 and the other Transaction Documents;

      WHEREAS, the Initial Closing is scheduled for the date hereof;

      WHEREAS,  the  Company  has  been  notified  by the  Nasdaq  Stock  Market
("Nasdaq") that the Company is subject to deficiency  and/or  delisting from the
Nasdaq National Market (the "PRINCIPAL MARKET");

      WHEREAS, such deficiency and/or delisting would violate certain provisions of the SPA and the other Transaction Documents; and

      WHEREAS,  the  Company  and Dolphin  seek to reach  agreement  in order to induce Dolphin to waive such violations;

      NOW,  THEREFORE,  in  consideration  of the  premises  and other  good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the Company and Dolphin agree as follows:

      ARTICLE 1.  PRESERVATION  OF LISTING.  The Company  agrees to use its best efforts to preserve, and if lost regain, its listing with the Principal Market.

      ARTICLE 2. DELISTING. Notwithstanding the foregoing, in the event that the quotation of any of the Company's  common stock (the  "SHARES") on the Principal
Market is discontinued (for whatever reason, voluntarily or involuntarily), then immediately  thereupon  the  Stated  Value  Increase  Rate  (as  defined  in the
Certificate) shall be increased by fifty (50) basis points, which increase shall continue so long as any such Shares are not so quoted;  provided,  however, that in the event that the  Shares  (including  without  limitation  all  outstanding shares and shares reserved for issuance) are  subsequently  quoted on the Nasdaq
SmallCap Market or listed on the American Stock Exchange,  then such increase in the Stated Value  Increase  Rate shall be  twenty-five  (25) basis points rather than  fifty  (50)  basis  points  and shall be  eliminated  altogether  upon the re-quotation  of all Shares on the Principal  Market.  The foregoing shall apply from time to time in the event  that the  Shares are not so quoted or listed and then re-quoted or re-listed, regardless of the number of times thereof.

      ARTICLE 3. LISTING  APPLICATION  COSTS;  DELISTING CLAIMS. In the event of either (i) the incurrence of costs by the Company in relation to any application for  listing  of the  Shares  on the  Principal  Market  or  any  other  market, including, without limitation, listing fees, expenses of counsel or consultants, and any out-of-pocket  expenses, or (ii) any claim or alleged claim of any kind, at law or in equity,  direct or indirect,  derivative or otherwise,  against the
Company or any of its  affiliates,  relating to, arising out of or in connection with, any  de-quotation  or de-listing of the Shares as aforesaid,  then on each anniversary  of the  date  hereof,  the  Company  shall  pay in  cash  to and as instructed  by Dolphin an amount  equal to  one-half of the total of all amounts
(whether out of pocket or otherwise)  incurred or paid  (whether in cash,  other assets or other value  delivered or expensed,  the value of such non-cash assets or value being determined in the reasonable  judgment of Dolphin) by the Company or any of its  affiliates  or its  insurance  carriers in  connection  with such claim(s)  during the  preceding  year.  Dolphin shall  determine  such amount as aforesaid with the  cooperation of the Company and its affiliates  reasonably in advance of such anniversary sufficient to allow such payment, although any delay by Dolphin in such  determination  shall only result in the  necessary  delay in payment and shall not  prejudice  any  entitlement  thereto.  The Company  shall certify  such amount to Dolphin at least one week prior to each  anniversary  of the date hereof.

      ARTICLE 4. WAIVER.  In  consideration  of the  foregoing,  Dolphin  hereby waives in full, and will proceed with the Initial Closing  notwithstanding,  any claim it may have against the Company under the Transaction  Documents solely as a result of any such deficiency under or de-listing from the Principal Market.

      ARTICLE 5.  MISCELLANEOUS.

            (a)  REPRESENTATIONS.  The Company represents that the terms of this
Agreement have been expressly  authorized by the Company's Board of Directors or an  authorized  committee  of the  Company's  Board of  Directors.  The  Company
represents that this Amendment Agreement  constitutes a legal, valid and binding obligation of the Company,  enforceable  against the Company in accordance  with its terms.

            (b) AMENDMENT TO SPA AND CERTIFICATE. This Amendment Agreement shall constitute  an  amendment  of the SPA as between the Company and Dolphin and, in the event of any conflict  between the terms thereof and the terms  hereof,  the terms of this Amendment Agreement shall prevail. In addition,  the Company shall cause the Certificate to be amended to give effect to the terms hereof.

            (c)  GOVERNING  LAW;   JURISDICTION;   JURY  TRIAL.   All  questions
concerning the construction,  validity,  enforcement and  interpretation of this
Amendment  Agreement  shall be governed by the internal laws of the State of New
York, without giving effect to any choice of law or conflict of law provision or rule  (whether of the State of New York or any other  jurisdictions)  that would cause the application of the laws of any  jurisdictions  other than the State of
New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the  state and  federal  courts  sitting  in The City of New  York,  Borough  of
Manhattan,  for the  adjudication  of any  dispute  hereunder  or in  connection herewith or with any transaction  contemplated  hereby or discussed herein,  and hereby  irrevocably  waives,  and  agrees  not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the jurisdiction of any  such  court,  that  such  suit,  action  or  proceeding  is  brought  in an inconvenient  forum or that the  venue of such  suit,  action or  proceeding  is improper.  Each party hereby  irrevocably waives personal service of process and consents  to process  being  served in any such suit,  action or  proceeding  by mailing a copy thereof to such party at the address for such notices to it under this Amendment  Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY  IRREVOCABLY  WAIVES ANY RIGHT IT MAY HAVE, AND AGREES
NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN
CONNECTION  WITH OR ARISING OUT OF THIS AMENDMENT  AGREEMENT OR ANY  TRANSACTION
CONTEMPLATED HEREBY.

            (d) COUNTERPARTS. This Amendment Agreement may be executed in two or more identical  counterparts,  all of which shall be considered one and the same agreement and shall become effective when  counterparts have been signed by each party and  delivered to the other  party;  provided  that a facsimile  signature shall be  considered  due  execution  and shall be  binding  upon the  signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

            (e)  HEADINGS.  The  headings of this  Amendment  Agreement  are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Amendment Agreement.

            (f) SEVERABILITY. If any provision of this Amendment Agreement shall
be  invalid  or   unenforceable   in  any   jurisdiction,   such  invalidity  or
unenforceability  shall  not  affect  the  validity  or  enforceability  of  the remainder of this Amendment  Agreement in that  jurisdiction  or the validity or enforceability  of any  provision  of  this  Amendment  Agreement  in any  other jurisdiction.

            (g) NO  THIRD  PARTY  BENEFICIARIES.  This  Amendment  Agreement  is
intended for the benefit of the parties  hereto and their  respective  permitted successors  and  assigns,  and is not for the benefit of, nor may any  provision hereof be enforced by, any other Person.

            (h) FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed,  all such further acts and things,  and shall execute and deliver all such other agreements,  certificates,  instruments and documents, as any other  party may  reasonably  request  in order to carry out the  intent and accomplish the purposes of this Amendment  Agreement and the consummation of the transactions contemplated hereby. The Company further agrees, at the request and option of Dolphin,  to promptly  take any and all other actions that Dolphin may determine to be necessary or useful for the attachment,  perfection and priority of, and the ability of Dolphin to enforce,  Dolphin's  security  interest in any and all of the collateral  contemplated  herein,  including,  without limitation filing  and/or  amending  appropriate  financing  statements  and entering  into appropriate security, pledge and other agreements in order to give effect to the terms hereof.

            (i) NO STRICT  CONSTRUCTION.  The  language  used in this  Amendment
Agreement  will be deemed to be the  language  chosen by the  parties to express their mutual intent, and no rules of strict construction will be applied against any party.

      IN WITNESS  WHEREOF,  the parties  hereto  have  executed  this  Amendment
Agreement as of the date first written above.

                                         DOLPHIN DIRECT EQUITY PARTNERS

                                         By:   Dolphin Advisors, LLC
                                               its managing general partner

                                         By:   Dolphin Management Inc.
                                               its managing member

                                         By: /s/ Peter E. Salas
                                             -----------------------------------
                                             Name:  Peter E. Salas
                                             Title:  President

                                         ACT TELECONFERENCING, INC.

                                         By:
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                                             Name:
                                             Title: